UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 1, 2015

Commission file number 001-32511
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IHS INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	13‑3769440 (I.R.S. Employer Identification Number)

15 Inverness Way East
Englewood, CO 80112
(Address of principal executive offices)
(303) 790‑0600
(Registrant's telephone number, including area code)

Former name or former address, if changed since last report: Not Applicable
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Effective June 1, 2015, IHS Inc. (the "Company" or "IHS" or "we" or "us" or "our") and Scott Key, our former president and chief executive officer and former member of the Company's board of directors, entered into an agreement to define certain terms of Mr. Key's resignation. The terms of the agreement include the acceleration of the vesting of 40,000 shares of IHS Class A common stock under previously granted performance-based equity awards, with such stock to be delivered within ten days after June 1, 2015. In addition, in conjunction with the new agreement and as a condition to receipt of the consideration thereunder, Mr. Key has agreed, among other customary terms and conditions, to release IHS from any and all claims. The foregoing description of the terms and provisions of Mr. Key's agreement and release is fully qualified by reference to each agreeme nt, a copy of which are attached as Exhibit 10.1 and Exhibit 10.2 to this current report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1 Agreement by and between IHS Inc. and Scott Key, dated June 1, 2015.

10.2 Release Agreement by and between IHS Inc. and Scott Key, dated June 2, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IHS INC.

Date: June 3, 2015	By:	/s/ Stephen Green
Stephen Green
Executive Vice President, Legal and
Corporate Secretary